UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 22, 2004

RENAISSANCE LEARNING, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	0-22187	39-1559474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2911 Peach Street P.O. Box 8036 Wisconsin Rapids, Wisconsin (Address of principal executive offices)	54495-8036 (Zip code)

                    (715) 424-3636

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 23, 2004, Renaissance Learning, Inc. (the “Company”) issued a press release (the “Press Release”) announcing that, effective November 22, 2004, the Board of Directors of the Company approved the promotion of Mary T. Minch to the positions of Chief Financial Officer and Secretary.  Ms. Minch will serve the Company in such capacities, as well as in the capacity of Vice President Finance, until a successor has been duly elected and qualified or until her death or until she resigns or is removed from office in the manner provided in the Company’s By-Laws.  Steven A. Schmidt, who formerly served as the Company’s Chief Financial Officer and Secretary, will continue to serve as Executive Vice President of the Company.

Ms. Minch, age 38, is currently Vice President, Finance of the Company and has served in that position since December 2003.  Prior to joining the Company, Ms. Minch held the position of Assistant Controller at Consolidated Papers, Inc., a paper processing company, from April 1999 to October 2000.  She subsequently served as Controller-Magazine Papers at Stora Enso North American, Corp., a forest product company whose parent company acquired Consolidated Papers, Inc., from October 2000 to February 2003 and North America Division Controller from February 2003 to December 2003.

A copy of the Press Release is attached hereto as an exhibit and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c)

Exhibits

Exhibit No.	Description

99.1	Press Release dated November 23, 2004 (relating to changes in executive management)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 22, 2004

RENAISSANCE LEARNING, INC.

By:  /s/ Steven A. Schmidt

Steven A. Schmidt

Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 23, 2004 (relating to changes in executive management)